Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Enochian Biosciences, Inc.

Los Angeles, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239837) of Enochian Biosciences, Inc. of our report dated October XX, 2022 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 27, 2023